UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2010 (March 9, 2010)
LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 219-8020
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2010 Cash-Based Executive Performance Incentives
On March 9, 2010 at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Luminex Corporation (the “Company”), the Committee approved an amended Management Incentive Plan (the “Management Incentive Plan”) and the 2010 cash-based performance incentive opportunities under the Management Incentive Plan for the Company’s named executive officers.
Management Incentive Plan. The Management Incentive Plan provides an annual incentive compensation opportunity for key executives of the Company. Each year the Committee, in consultation with the Chief Executive Officer, will establish award opportunities and goals for determination of potential awards under the Management Incentive Plan. Payouts are subject to a maximum payout limit established by the Committee for each participant based on a percentage of base salary.
The performance awards under the Management Incentive Plan are based upon achievement of established Company performance objectives (“Company Objectives”) as well as personal business objectives (“Individual Objectives”), in each case as determined by the Committee and subject to such adjustments and exclusions as determined by the Committee. The Individual Objectives vary by executive and are based on specified management or strategic initiatives, projects or other requirements, with each objective given a specified weight by the Committee. Payouts under the Management Incentive Plan are conditioned upon the satisfaction of a threshold level of total consolidated revenue determined annually by the Committee (or such other metric or metrics as may be established by the Committee from year to year).
The Company Objectives are subject to an over/underachievement scale with possible payouts of 0% to 200% of the target bonus for Company Objectives based on financial results between specified minimum, target and maximum thresholds, calculated on a linear basis. The minimum threshold represents the level of Company performance below which no incentive will be paid for Company Objectives and is to be established annually by the Committee. The target threshold represents the level where the actual incentive award paid for Company Objectives equals the targeted award and the maximum threshold represents the performance level where the actual incentive award paid equals the maximum amount permitted under the Management Incentive Plan. Minimum payouts for minimum threshold performance start at 50% of the target value for each Company Objective.
Except as otherwise determined by the Committee, Individual Objectives are not subject to an overachievement scale, but specified project goals are weighted and graded 100% for on time completion, 75% for completed late, 50% for partially complete and 0% for failure to produce partial completion, in each case as determined by the Committee.
Clawback Policy. The Company can recover any incentive compensation awarded or paid pursuant to the Management Incentive Plan based on (i) achievement of financial results that were subsequently the subject of a restatement (other than as a result of changes to accounting rules or regulations) or (ii) financial information or performance metrics subsequently found to be materially inaccurate, in either case regardless of individual fault. The Committee shall determine in its discretion any amounts to recoup, and the timing and form of recoupment; provided that any recoupment shall not exceed the portion of any applicable bonus paid under the Management Incentive Plan that is in excess of the amount that would have been paid or granted based on the actual, restated financial statements or actual level of the applicable financial or performance metrics as determined by the Committee. If any restatement of the Company’s financial results indicates that the Company should have made higher payments than those actually made under the Management Incentive Plan for a period affected by the restatement, then the Committee shall have the discretion to cause the Company to make appropriate incremental payments to affected participants then-currently employed by the Company in an amount up to the difference between the amount paid or awarded and the amount that would have been paid or granted based on the actual, restated financial statements.
The preceding description of the Management Incentive Plan is qualified in its entirety by reference to the full text of the Management Incentive Plan, which is filed as Exhibit 10.1 to this report and which is incorporated herein by reference.

2010 Executive Bonus Opportunities. Target bonuses for the following executive officers were approved, reflected as a percentage of 2010 earned base salary, as follows:

Name	Title	Target Bonus
Patrick J. Balthrop	President and Chief Executive Officer	100%
Michael F. Pintek	Senior Vice President, Operations	50%
Russell W. Bradley	Vice President, Business Development and Strategic Planning	50%
Jeremy Bridge-Cook, Ph.D.	Senior Vice President, Assay Group	50%
Harriss T. Currie	Chief Financial Officer, Vice President, Finance, and Treasurer	50%
Gregory J. Gosch	Vice President, Luminex Bioscience Group	50%
David S. Reiter	Vice President, General Counsel and Corporate Secretary	50%
The total target awards for 2010 are weighted 50% for the achievement of the Company Objectives and 50% for the achievement of Individual Objectives. The Company Objectives are based on (i) total revenue and (ii) operating profit, with each financial objective given a specified weight. The Individual Objectives are based on specified projects or other requirements relevant to each officer’s responsibilities at the Company, including certain research and development goals, and product development milestones, with each objective given a specified weight.
The Company Objectives are subject to overachievement as described above, except for Mr. Balthrop whose Company Objectives overachievement payouts are limited to 150%, and certain of Mr. Balthrop’s Individual Objectives are subject to overachievement payouts up to 150% for 2010. Accordingly, the Management Incentive Plan opportunities for 2010 provide for potential performance bonuses ranging from 0% to 137.5% of Mr. Balthrop’s target bonus amount and 0% to 150% of the target bonus amount of our other named executive officers, subject in each case to the achievement of the total consolidated revenue threshold approved by the Committee for 2010.
Adoption of Luminex Corporation 2010 Long Term Incentive Plan.
On March 9, 2010, the Committee also adopted the Luminex Corporation 2010 Long Term Incentive Plan (the “LTIP”) and the form of Restricted Share Unit Award Agreement to be granted from time to time thereunder (the “RSU Agreement”). The LTIP is intended to encourage and reward superior long-term performance from certain key executive officers, as determined by the Committee (“Participants”). Awards under the LTIP are to be granted by the Committee in the form of Restricted Share Units (“RSUs”) and are to be treated as Performance Awards under the Luminex Corporation Amended and Restated 2006 Equity Incentive Plan (the “2006 Plan”).
Grants of RSUs under the LTIP shall initially be unvested and represent the amount of shares that Participants would receive under the LTIP assuming achievement of the maximum level of performance goals established for the grant, and subject to adjustment for certain transactions and other unusual or non-recurring events and circumstances that may affect the Company, or any subsidiary or affiliate, or the financial performance of the Company or any subsidiary or affiliate. As indicated below, Patrick J. Balthrop, the Company’s President and Chief Executive Officer, was granted an award for an unvested RSU under the LTIP for $2,200,000 worth of shares of the Company’s common stock, and Harriss T. Currie, the Company’s Chief Financial Officer, Vice President, Finance, and Treasurer, was granted an award for an unvested RSU under the LTIP for $825,000 worth of shares of the Company’s common stock. The actual maximum number of shares of the Company’s common stock underlying each of these grants will be determined based upon the closing price of the Company’s common stock on the NASDAQ Global Market on the actual grant date in accordance with our equity award policy, or March 11, 2010. Partial or complete vesting of the RSUs shall be dependent upon the continued employment of the Participant (unless the Committee determines otherwise, in its sole discretion) and the achievement of certain performance goals, established by the Committee at the time of grant (subject to certain adjustments), during the performance period extending from the date of grant through December 31, 2012. The Committee, in its sole discretion, shall determine whether and to what extent performance goals have been achieved under outstanding awards on or before March 15, 2013 (the “Determination Date”). In the event that a Participant achieves less than the maximum level of the performance goals, the total number of shares represented by such RSU shall be reduced to reflect where actual performance lies in the range of performance goals and weighted aggregate corresponding payout opportunities established for the grant, including up to $800,000 and $300,000 worth of shares of the Company’s common stock (calculated as of the grant date) for Messrs. Balthrop and Currie, respectively, if “target” performance is achieved, $480,000 and $180,000 worth of shares of the Company’s common stock (calculated as of the grant date), respectively, in the event that minimum threshold goals are achieved, and zero shares in the event that minimum threshold goals are not achieved. Calculation of payouts between threshold and maximum performance shall be determined based on straight-line interpolation. Vesting of the RSU (after giving effect to the adjustment above) shall occur as follows: 50% on the Determination Date and 50% on December 31, 2014. The Committee reserves the right to make certain adjustments to awards under the LTIP from time to time, in its sole discretion, to accommodate for certain unusual or nonrecurring events and circumstances, or to avoid unwarranted penalties or windfalls for Participants.

If a Change in Control occurs (as defined in the 2006 Plan) prior to the end of the performance period, performance criteria (as adjusted appropriately and proportionately for such shorter period) will be measured as of the effective date of the Change in Control. The resulting number of RSUs shall be reduced by a factor of 0.6667 per share if the Change in Control occurs in 2010 or by 0.3333 per share if the Change in Control occurs in 2011, and shall automatically vest. If a Change in Control occurs after the end of the performance period, all outstanding RSUs as to which the restricted period has not already terminated shall automatically vest.
In the event that any settlement of RSUs causes the aggregate payments or benefits to be made or afforded to the Participant under the RSU Agreement, together with any other payments or benefits received or to be received by the Participant, in connection with a Change in Control to exceed one hundred ten percent (110%) of the maximum amount permitted under the Internal Revenue Code of 1986 to be received without incurring an excise tax, then the Company shall pay to the Participant an additional amount, in cash, necessary to reimburse the Participant on an after-tax basis, for any excise tax payable by the Participant, as further described in the form of RSU Agreement.
The Company can terminate, rescind and/or recover any RSUs vested pursuant to the LTIP based on (i) achievement of financial results that were subsequently the subject of a restatement (other than as a result of changes to accounting rules or regulations) or (ii) financial information or performance metrics subsequently found to be materially inaccurate, in either case regardless of individual fault. The Committee shall determine in its discretion any vested RSUs to recoup, and the timing of recoupment; provided that any recoupment shall not exceed the number of RSUs that were originally deemed vested over the amount that would have vested based on the actual, restated financial statements or actual level of the applicable financial or performance metrics as determined by the Committee. If a Participant no longer holds vested RSUs subject to recoupmet, such Paricipant shall pay the Company the fair market value of the Company’s Common Stock underlying the RSUs that would have otherwise been recouped. If any restatement of the Company’s financial results indicates that the Company should have confirmed higher performance-based vesting that that actually made under the LTIP for a period affected by the restatement, then the Committee shall have the discretion to cause the Company to make appropriate incremental vesting to the applicable awards for affected participants then-currently employed by the Company in an amount up to the difference between the amount paid or awarded and the amount that would have been paid or granted based on the actual, restated financial statements.
The preceding description of the LTIP and RSU Agreement is qualified in its entirety by reference to the full text of the LTIP and RSU Agreement, which are filed as Exhibits 10.2 and 10.3, respectively, to this report and which are incorporated herein by reference.
Grants under Luminex Corporation 2010 Long Term Incentive Plan.
On March 9, 2010, the Committee granted the awards under the LTIP described above to Patrick J. Balthrop, the Company’s President and Chief Executive Officer, and Harriss T. Currie, the Company’s Chief Financial Officer, Vice President, Finance, and Treasurer. Performance goals were established in connection with these awards as follows:
•
Performance goals under the grants are based on the following components, with the following weights given to each: 50% on the trading price of the Company’s common stock at the end of the performance period (the “Trading Price Goal”) and 50% on the Company’s operating cash flows per diluted share at the end of the performance period (the “Operating Cash Flow Goal”), each as described more fully below and in the LTIP.

•
Partial or complete achievement of the Trading Price Goal is dependent upon the average closing price of the Company’s Common Stock for the 20 consecutive trading days ending December 31, 2012, inclusive, subject to certain adjustments as described in the LTIP. Each of Mr. Balthrop and Mr. Currie was assigned a range of trading price targets as follows: a minimum threshold of $22.22 per share, a target of $25.25 per share, and a maximum goal of $40.09 per share.

•
Partial or complete achievement of the Operating Cash Flow Goal is dependent upon the “total operating cash flows” per diluted share (as defined in the LTIP) for the four quarters ended December 31, 2012 (“OCFPS”), as further described in the LTIP. “Total operating cash flows” means the Company’s GAAP net cash provided by operating activities as reflected on its financial statements for the 12 month period ended December 31, 2012, as further described in the LTIP. Each of Mr. Balthrop and Mr. Currie was assigned a range of Average OCFPS targets as follows: a minimum threshold of $0.212 per share, a target of $0.241 per share, and a maximum goal of $0.382 per share.

The preceding description of the awards to Messrs. Balthrop and Currie is qualified in its entirety by reference to the full text of the LTIP and RSU Agreement, which are filed as Exhibits 10.2 and 10.3, respectively, to this report and which are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Management Incentive Plan.
10.2	Luminex Corporation 2010 Long Term Incentive Plan.
10.3	Form of Restricted Share Unit Award Agreement for Awards under the Luminex Corporation 2010 Long Term Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2010	LUMINEX CORPORATION
	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Vice President, Finance, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Management Incentive Plan.
10.2	Luminex Corporation 2010 Long Term Incentive Plan.
10.3	Form of Restricted Share Unit Award Agreement for Awards under the Luminex Corporation 2010 Long Term Incentive Plan.